Exhibit 10.1


                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               M2 LEASE FUNDS LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") of M2 Lease Funds LLC (the "Company") is made as of August 26, 2005 by and between Quad City Bank and Trust Company ("QCBT") and John Engelbrecht ("Engelbrecht") (collectively, the "Members," and individually, a "Member"). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in Exhibit A attached to this Agreement.


                              W I T N E S S E T H:

WHEREAS, certain current and former members of the Company and the Company are parties to that certain Operating Agreement dated as of January 6, 1998 (the "Original Agreement");

WHEREAS, the Original Agreement was amended and restated in its entirety on January 13, 2005, the ("First Amended Agreement") when the Company sold and issued certain units to State Financial Services Corporation ("SFSC");

WHEREAS, pursuant to that certain Unit Purchase Agreement dated August 12, 2005 by and between Engelbrecht and SFSC, Engelbrecht purchased all of SFSC's ownership interest in the Company;

WHEREAS, pursuant to that certain Unit Purchase Agreement by and among QCBT and Engelbrecht (the "Unit Purchase Agreement"), QCBT purchased as of the date hereof an eighty percent (80%) ownership interest in the Company;

WHEREAS, as of the date hereof Engelbrecht has retained a twenty percent (20%) ownership interest in the Company; and

WHEREAS, the Members now desire to set forth the terms and conditions of their agreements and understandings in this Agreement, which shall replace and supercede the First Amended Agreement, effective as of the date hereof.

NOW, THEREFORE, in consideration of the promises set forth herein, the parties hereto do mutually promise and agree as follows:


                                    ARTICLE I
                               General Provisions

Section 1.1. Name. The name of the Company is "M2 Lease Funds LLC".

Section 1.2. Registered Office and Agent.

     (a) Office and Agent. The principal place of business of the Company and the Company's registered office shall be a location near Brookfield, Wisconsin, and the Company's registered agent shall be F&L Service Corp.

     (b) Changes. The Board of Directors shall appoint a new registered agent and change the registered office, if appropriate, if: (i) the then current registered agent resigns or (ii) the Board of Directors determines to make an appointment or change in the registered agent.

     (c) Filing upon Change. Upon the appointment of a new registered agent or the change of the registered office, the Board of Directors shall file or cause the filing of the document required by section 183.0105 of the WLLCL as appropriate to the circumstances.

Section 1.3. Purpose. The purpose of the Company is to conduct any lawful business permitted under the WLLCL.


                                   ARTICLE II
                              Capital Contributions

Section 2.1. Capital Contribution and Units. Exhibit C attached to this Agreement sets forth each Member's capital contributions made to date, the number of Units (the "Units") held by each Member and the current Capital Account balance of each Member opposite such Member's respective name therein.

Section 2.2. Additional Capital Contributions. The Members shall not be required to make any additional capital contributions or loans to the Company. The provisions set forth in this Section 2.2 shall not affect QCBT's funding obligations set forth in Section 6.9, below.

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Section 2.3. Return of Capital. No Member is entitled to withdraw or resign from the Company, to receive a return of any part of the Member's capital contribution, to receive any distribution, or to receive a repayment of any balance in the Member's Capital Account, as defined in Section 3.1, below, except as expressly provided in this Agreement. No Member has the right to demand that distributions be in kind. No Member will be paid interest on any capital contribution or on the Member's Capital Account.


                                   ARTICLE III
                                Capital Accounts

Section 3.1. Capital Accounts. There shall be established and maintained with respect to each Member a capital account ("Capital Account") (each Member's current Capital Account balance is set forth in Exhibit C) in accordance with the following:

     (a) Credits. Each Member's Capital Account shall be increased by (1) the Member's Capital Contributions, (2) the Member's allocable share of Profits pursuant to Article V, below, and (3) the amount of any debt of the Company that is assumed by the Member or that is secured by any property distributed to the Member.

     (b) Debits. Each Member's Capital Account shall be decreased by (1) the amount of cash and the Asset Value of any property distributed to the Member, (2) the Member's allocable share of Losses pursuant to Article V, below, and (3) the amount of any debt of the Member that is assumed by the Company or secured by any property contributed by the Member to the Company.

     (c) Transfers. In the event any Member assigns all or any part of the Member's Units in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent the Capital Account relates to the transferred Units.

Section 3.2. Interpretation. The provisions of Section 3.1, above, and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury Regulations, the terms and requirements of which are incorporated in this Agreement by reference, and shall be interpreted and applied in a manner consistent with those terms and requirements.


                                   ARTICLE IV
                                  Distributions

Section 4.1. Current Distributions.

     (a) Current Tax Distributions. To the extent permitted by law and consistent with the Company's obligations to its creditors as determined by the Board of Directors, the Company shall make Tax Distributions on or before the Tax Distribution Dates. The aggregate amount of the Tax Distribution made with respect to any given Tax Distribution Date shall be the product of (i) the Company's estimated federal taxable income under the provisions of the Internal Revenue Code (the "Code"), for the Fiscal Period ending on the last day of the calendar month immediately preceding the Tax Distribution Date and commencing on the first day of the calendar month that includes the immediately previous Tax Distribution Date, multiplied by (ii) the applicable Tax Rate. Notwithstanding the foregoing, to the extent the Company has had an estimated federal taxable Loss for any prior Fiscal Period in that Fiscal Year, the amount in clause (i), above, shall be reduced by that portion of the Loss remaining after reducing taxable income for prior Fiscal Periods in the Fiscal Year for the Loss. Each Member shall receive a Tax Distribution proportional to the amount of federal taxable income to be allocated to the Member pursuant to
          Article V, below.

     (b) Additional Tax Distributions. In the event any income tax return of the Company, as a result of an audit or otherwise, reflects items of income, gain, loss, or deduction that are different from the amounts estimated pursuant to Section 4.1(a), above, with respect to a Fiscal Year in a manner that results in additional income or gain of the Company being allocated to the Members, an additional Tax Distribution shall be made under the principles of Section 4.1(a), above, to the Members (or former Members except SFSC) who are allocated the additional income or gain, except that (i) the last day of the calendar month in which the adjustment occurs shall be treated as a Tax Distribution Date, (ii) the amount of the additional income or gain shall be treated as the Company's federal taxable income, and
          (iii) the applicable Tax Rate shall be that which applied for the Fiscal Period to which the additional income or gain relates.

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     (c)  Equalizing  Distribution.  If the  Company  makes a  distribution  (or payment in the case of a former Member) pursuant to Section 4.1(a) or 4.1(b) which is not in proportion with the number of Units held by each Member (a "Nonprorata Tax Distribution"), the Company shall, before making any distribution in proportion with Units pursuant to
          Section  4.1(d),  make  distributions  to  its  Members   ("Equalizing
          Distributions") to the extent that and in proportion such that after taking into account the cumulative total of the Nonprorata Tax Distributions and Equalizing Distributions made pursuant to this
          Section 4.1(c), the cumulative total of distributions received by each Member is equal to the cumulative total of distributions such Member
          would  have  received  if  all  Tax   Distributions   and   Equalizing
          Distributions made pursuant to Sections 4.1(a), (b) and this Section 4.1(c) were made in proportion to Units held at the time of the Nonprorata Tax Distribution. Interest shall accrue on such unpaid
          Equalizing Distributions from the date of any such Nonprorata Tax Distribution to the date of payment of such corresponding Equalizing Distribution at a floating rate equal to the prime rate published from time to time in The Wall Street Journal, Midwest Edition. Any interest paid on the Equalizing Distributions shall constitute a "guaranteed payment" within the meaning of Code Section 707(c).

     (d) Cash Available for Distribution. When and as approved by the Board of Directors, Cash Available for Distribution shall be distributed to the Members in proportion to the number of Units held during the Fiscal Period to which the distribution relates, provided, however, unless Unanimous Consent of the Members is obtained, the Company shall not make a distribution other than Tax Distributions such that the Tangible Equity Ratio is reduced below 10:1.

Section 4.2. Liquidating Distributions. In the event the Company is liquidated pursuant to Article IX, below, the assets to be distributed pursuant to Section 9.5(d)(iii), below, shall be distributed to the Members in accordance with their Capital Account balances, after making the adjustments for allocations under
Article V, below, up to and including the date of the liquidating distribution.


                                    ARTICLE V
                        Allocation of Profits and Losses

Section 5.1. Allocation of Profits and Losses. Except as provided in Sections 5.2, 5.3, and 5.4, below, Profits and Losses shall be allocated among the Members in proportion to the number of Units held during the Fiscal Period.

Section 5.2. Regulatory Allocations. This Agreement shall be deemed to contain provisions relating to "minimum gain chargeback," "nonrecourse deductions," "qualified income offset," "gross income allocations," and any other provision required to be contained in this Agreement pursuant to the Treasury Regulations promulgated under section 704(b) of the Code (the "Regulatory Allocations"), other than any requirement that a Member be required to contribute to the Company an amount equal to any deficit in the Member's capital account.

No allocation of Loss shall be made to a Member if the allocation would result in a negative balance in the Member's Capital Account in excess of the amount the Member is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and (i)(5) of the Treasury Regulations. In the event there is a negative balance in the Member's Capital Account in excess of the amount(s) set forth above, the Member shall be allocated income and gain in the amount of that excess as quickly as possible to decrease such negative balance so that it equals the amount set forth in the preceding sentence. Any Loss that cannot be allocated to a Member pursuant to the restrictions contained in this paragraph shall be allocated to other Members.

The Regulatory Allocations are intended to comply with the Treasury Regulations promulgated under section 704(b) of the Code. The other provisions of this
Article V notwithstanding, the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, and deduction among the Members so that, to the extent possible, the net amount of the allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall equal the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

Section 5.3. Other Allocation Rules.

     (a) Transfer of Units. If a Member transfers all or any portion of the Member's Units pursuant to this Agreement during any Fiscal Period, the Profits (or Losses) allocated to the Members for each such Fiscal Period shall be allocated among the Members in proportion to their respective Units from time to time during the Fiscal Period, in accordance with section 706 of the Code, using any convention permitted by law and selected by the Board of Directors or Officers.

     (b) Determination of Allocable Amounts. The Profits, Losses, or any other items allocable to any Fiscal Period shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors or Officers, using any permissible method under section 706 of the Code and the Treasury Regulations under that section.

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Section 5.4. Tax Allocations.

     (a) Capital Contributions. In accordance with section 704(c) of the Code and the Treasury Regulations under that section, income, gain, loss, and deduction with respect to any contribution to the Company's capital shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the property's adjusted basis to the Company for federal income tax purposes and its initial Asset Value.

     (b) Adjustment of Asset Value. If the Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the asset's adjusted basis for federal income tax purposes and its Asset Value as so adjusted in the same manner as under section 704(c) of the Code and the Treasury Regulations under that section.

     (c) Elections. Except as otherwise provided herein, any elections or other decisions relating to the allocations shall be made by the Board of Directors or Officers in any manner that reasonably reflects the purpose and intent of this Agreement. In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal and state income tax purposes and its Asset Value using the "traditional method with curative allocations" of making Section 704(c) allocations. Upon the request of QCBT, the Company shall make a Section 754 election.

     (d) Imputed Amounts. To the extent the Company has interest income or deductions with respect to any obligation of or to a Member pursuant to section 483, sections 1271-1288, or section 7872 of the Code, the interest income or deductions shall be specially allocated to the Member to whom the obligation relates. To the extent a Member has income imputed to him or it and the Company receives a deduction for such imputed income, such deduction shall be specially allocated to such Member who has imputed income.


                                   ARTICLE VI
                Management of the Company and Actions by Members

Section 6.1. Authority and Powers of the Board of Directors.

     (a) Authority and Powers in General. Except to the extent otherwise provided in this Agreement, the business of the Company shall be managed by the Board of Directors, and no Member shall have any right or power to take part in the management or control of the Company or its business. Each Director shall be considered a manager under sections 183.0102(13) and 183.0401(2) of the WLLCL, provided the rights and responsibilities of the Directors as managers shall be limited as expressly set forth in this Agreement. Except as such authority may be so limited, the Board of Directors shall have full and complete authority to manage the business of the Company, to make all decisions regarding those matters, and to perform all other acts customary or incident to the management of the Company's business. Members have the right to vote only on those matters expressly set forth in this Agreement or as required by the WLLCL. The Board of Directors shall be elected by the Members in accordance with Section 6.2, below.

     (b)  Certain  Authority  and Powers.  Without  limiting the  generality  of
          Section 6.1(a), above, the Board of Directors shall have the authority to:

          (i) Establish reserves and thereafter maintain such reserves in such amounts as the Board of Directors deems appropriate;

          (ii) Directly or through the Company's subsidiaries, subdivide, improve, develop, and lease all or any part of the Company's property;

          (iii) Borrow money and procure temporary, permanent, conventional, or other financing on such terms and conditions, at such rates of interest, and from such parties as the Board of Directors determines, and, in connection with such loans, if security is required for the loans, mortgage or grant a security interest, directly or through the Company's subsidiaries, in any portion of the Company's assets;

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          (iv)  After  giving  notice to the  Members,  bring,  defend,  settle, compromise, or otherwise participate in any and all actions, proceedings, or investigations, whether at law, in equity, or before any governmental authority or agency, and whether brought against the Company or the Members, related to the business of the Company or the enforcement or protection of interests in or of the Company;

          (v)   Insure the Company's activities and property;

          (vi) Enter into agreements with Persons for property management services, property improvement or development, other real estate services, and all other contracts or agreements, including, without limitation, as partner, joint venturer, shareholder, or otherwise, that the Board of Directors deems consistent with the Company's purpose, and pay from the Company's funds the consideration required under such contracts or agreements;

          (vii) Pay out of the Company's funds all fees and expenses incurred in the organization and operation of the Company;

          (viii)Authorize the execution of all documents, instruments, and agreements reasonably deemed by the Board of Directors to be needed for the performance of its duties and the exercise of its powers under this Agreement, including those relating to obtaining tax incremental financing, if available;

          (ix) Appoint a registered agent or change the registered office pursuant to Section 1.2 above;

          (x) Retain attorneys, accountants, and other professionals in the course of performing the Board of Directors' duties;

          (xi) Offer for sale to third parties Units and cause this Agreement to be amended to admit as Members the purchasers of such Units at the fair value of such Units as reasonably determined by the Board of Directors in good faith and on such other terms and conditions as the Board of Directors, in its reasonable judgment, deems appropriate; and

          (xiii)Do all other acts as the Board of Directors, in its sole and unrestricted discretion, determines are necessary or advisable to carry out the business of the Company.

Section 6.2. Composition of the Board of Directors.

     (a) Number, Election, Tenure, and Qualifications of Directors. The number of Directors of the Company shall initially be seven (7), but shall in no case be greater than seven (7). While Engelbrecht is a Member hereunder, he shall be entitled to designate two (2) Directors. Directors shall be elected by Majority Consent. Directors need not be Members of the Company. Each Director shall hold office until the occurrence of an event set forth in subsection (b), below.

     (b) Withdrawal of Director. An individual shall cease to be a Director upon the earliest to occur of any of the following: (i) the individual's voluntary resignation, which shall be effective upon delivery of a written notice from the individual to the Company unless the notice specifies a later effective date; (ii) the individual's removal by Majority Consent; (iii) the individual's seventy-second
          (72nd) birthday); or (iv) the individual's death, incapacity, or inability to act as a Director for any reason.

     (c) Vacancy. If a Director ceases to be a Director for any reason, the remaining Director or Directors, if any, shall continue to act as such. Upon withdrawal of a Director, the Members or Engelbrecht, as applicable, shall, as promptly as practicable, choose a substitute Director as provided in Section 6.2(a), above. If the Company at any time lacks Directors, the Members shall perform the duties of the Board of Directors by Majority Consent unless and until the Members elect by Majority Consent a substitute Director or Directors. In this case, the Members will be Managers under sections 183.0102(13) and 183.0401(2) of the WLLCL. The lack of Directors shall not cause a dissolution or termination of the Company.

Section 6.3. Manner of Acting by Board of Directors. Any actions of the Board of Directors shall be taken in the manner set forth below.

     (a) Manner of Acting. The consent of the Board of Directors to any act or failure to act may be given by the affirmative vote of a majority of the Directors at a meeting at which a quorum of the Board of Directors (as defined in subsection (e), below), participate in person or by telephone or other electronic means, or in a writing signed by all Directors.

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     (b)  Records.  The Company shall keep written  records of all actions taken by the Board of Directors.

     (c) Meetings. Meetings of the Board of Directors may be called by the president of the Company or by any two Directors. Meetings not held by electronic means shall be held at the Company's principal place of business or at such other place as may be designated by the Person(s) calling the meeting. The president, and in the president's absence, any Director chosen by the Directors present, shall act as chairperson of the meeting. The secretary of the Company will act as secretary of all meetings of the Board of Directors, but in the secretary's absence, the presiding Officer may appoint any Director or other Person present to act as secretary of the meeting.

     (d) Notice. No matter shall be voted upon at a meeting of the Board of Directors unless at least 48 hours' notice of the matter to be voted on is given or such notice is waived by any Director not receiving it. A Director shall be deemed to have waived notice of any matter acted upon at any meeting that the Director attends or in which the Director participates unless at the beginning of the meeting, or promptly upon commencement of the Director's participation in the meeting, the Director objects to the consideration of the matter because of lack of proper notice. Written records kept pursuant to Section 6.3(b), above, of a meeting at which a Director was present, or in which the Director participated, shall be prima facie evidence that the Director was duly notified of the matters voted upon at the meeting or that the Director waived the notice requirement unless the Director's objection as required by this Section 6.3(d) is noted in the records. No prior notice shall be required for any action taken by written consent of the Directors.

     (e) Quorum. At any meeting of Directors, a majority of the number of Directors shall constitute a quorum of the Board of Directors, but a majority of the Directors present (though less than a quorum) may adjourn a meeting from time to time without further notice.

     (f) Voting. Each Director shall be entitled to one vote. Any Director abstaining from voting on a given matter shall be deemed to have voted in the same manner as the majority, if any, of the Directors not abstaining from voting on that issue. Any Director having a personal stake in the outcome of an issue (other than the economic stake inuring to the Director solely as a result of the Units held by the Director or the Director's employer) shall abstain from voting on the issue unless all Directors have such a personal stake.

     (g) Expenses. All reasonable and customary out-of-pocket expenses incurred by a Director in connection with the Company's business shall be paid by the Company or be reimbursed to the Director by the Company.

Section 6.4. Officers.

     (a) Number of Officers. The Board of Directors may fill the offices of president, vice-president, secretary, and treasurer. The Board of Directors may appoint such other Officers and assistant Officers as it deems necessary. If specifically authorized by the Board of Directors, an Officer may appoint one or more Officers or assistant Officers. The same individual may simultaneously hold more than one office in the Company.

     (b) Appointment and Term of Office. The Officers of the Company shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until they are removed or they resign, or until their successor is appointed. The designation of a specified term does not grant to the Officer any contract rights, and the Board of Directors may remove the Officer at any time prior to the termination of the term. Such a removal shall be without prejudice to the contract rights, if any, of the Person so removed.

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     (c)  President.  The president  shall be the principal and chief  executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company. The president may sign certificates, deeds, mortgages, bonds, contracts, or other instruments that are necessary to be executed in the course of the Company's regular business or that the Board of Directors has authorized to be executed, except in cases in which the execution of such instruments shall be expressly delegated by the Board of Directors to some other Officer or agent of the Company, or shall be required by law to be otherwise executed. Except as otherwise provided by the Board of Directors, the president may authorize any vice-president or other Officer or agent of the Company to sign, execute, and acknowledge such documents or instruments in the president's place. The president, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. While Engelbrecht is an employee of the Company, the Board of Directors shall elect and retain him as the president and chief executive officer.

     (d) Vice-Presidents. In the absence of the president or in the event of the president's death or inability or refusal to act, the vice-president, if one has been elected (or in the event that there is more than one, the vice-presidents in the order designated by the Board of Directors, or in the absence of designation, then in the order of their appointment) and upon approval by the Board of Directors, shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president. Any vice-president shall perform such duties as from time to time may be assigned to that vice-president by the president or the Board of Directors.

     (e) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of Section 6.3(d), above, and 6.7(d), below; (iii) be custodian of the Company records; (iv) when requested or required, authenticate any Company records; (v) keep a register of each Member's address; and (vi) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or the Board of Directors.

     (f) Treasurer. The treasurer shall: (i) have charge and custody of and be responsible for all Company funds and securities; (ii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the Company's name in such bank, trust company, or other depository as shall be selected by the Board of Directors; and (iii) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or the Board of Directors.

     (g) Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

Section 6.5. Restrictions on Authority of the Board of Directors and Officers.

     (a) Absolute Restrictions. The Board of Directors shall not have the authority to:

          (i)   Do any act in contravention of applicable law;

          (ii) Possess Company property, or assign rights in specific Company property, for other than a purpose of the Company; or

          (iii) Perform any act that would subject the Members to liability in any jurisdiction except as expressly provided in this Agreement and except for liability for any income taxes attributable to the business of the Company.

     (b) Restrictions Without Unanimous Consent. Without Unanimous Consent of the Members, the Board of Directors shall not have the authority to:

          (i) Do any act that is in contravention of this Agreement or that would make it impossible to carry on the activities of the Company;

          (ii) Enter into a merger transaction involving the Company in which the Members do not hold a majority of the economic and voting interests of the surviving entity;

          (iii) Amend the Articles of Organization or amend or revoke this Agreement;

          (iv)  Make an assignment for the benefit of creditors;

          (v) File or cause to be filed a voluntary or involuntary petition in bankruptcy;

          (vi) Consent to the appointment of a trustee, receiver or liquidator for all or any substantial part of the assets of the Company;

          (vii) Change or modify the accounting methods used by the Company; or

          (viii)Decrease the current limit on the credit authority afforded to Engelbrecht, unless otherwise required by applicable law or regulation.

Section 6.6. Powers of Members. Except in any situation in which powers are exclusively reserved to the Members in nonwaivable provisions of the WLLCL (in the sense that the arrangement may not be changed pursuant to an operating agreement of a limited liability company), or as expressly provided in this Agreement, the Members shall not have the power to manage or control the affairs of the Company or to bind or obligate the Company in any manner.

Section 6.7. Actions by Members. Any actions of the Members shall be taken in the manner set forth below, unless expressly provided otherwise in this
Agreement:

     (a) Manner of Acting. Except as otherwise provided in this Agreement, the consent of the Members to any act or failure to act may be given by Majority Consent at a meeting at which a quorum of Members (as defined in subsection (f) of this Section 6.7) participate in person or by telephone or other electronic means. Alternatively, the Members may act by unanimous written consent without the need for a meeting. Notwithstanding the foregoing, the Unanimous Consent of the Members shall be required to take any actions set forth in Section 6.5(b) above.

     (b) Records. The Company shall keep written records of all actions taken by the Members.

     (c) Meetings. Meetings of the Members may be called by the president, by any Director, or by Majority Consent. Meetings not held by electronic means shall be held at the Company's principal place of business or at such other place as may be designated by Majority Consent.

     (d) Notice. No matter shall be voted upon at a meeting of Members unless at least five days' notice of the matter to be voted on is given or such notice is waived by any Member who is entitled to vote and who has not received notice. A Member shall be deemed to have waived notice of any matter acted upon at any meeting that the Member attends or in which the Member participates unless at the beginning of the meeting or promptly upon commencement of the Member's participation in the meeting the Member objects to the consideration of the matter because of lack of proper notice. No prior notice shall be required for any action taken by written consent of the Members.

     (e) Record Date. For the purpose of determining the Members entitled to receive notice of any meeting of the Members, or the Members entitled to vote or take any other action, the Board of Directors may fix in advance a date as the record date. The record date shall not be more than 10 days before the date on which the particular action requiring such a determination of Members is to be taken. If no record date is so fixed by the Board of Directors, the record date shall be at the close of business on: (i) with respect to any meeting of Members, the day before the first notice is delivered to Members, and (ii) with respect to any action taken in writing without a meeting, the date the first Member signs the consent pursuant to which such action is taken.

     (f) Quorum. At any meeting of the Members, Members holding sufficient Units to give Majority Consent to the action taken at any meeting, represented in person or by proxy, shall constitute a quorum of the Members at the meeting. If a quorum is not present at any meeting, a majority of the Members present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     (g) Voting. Each Unit shall be entitled to one vote. Each Member holding Units shall vote all of the Units held by that Member in the same manner as to any given matter submitted for a vote.

     (h) Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by the Member's duly authorized attorney-in-fact. Proxies shall be filed with the president or secretary of the Company before or at the time of the meeting. No proxies shall be valid after six months from the date of execution, unless expressly provided otherwise in the proxy.

Section 6.8. Indemnification of Board of Directors, Officers, and Members.

     (a) Liability of Board of Directors, Officers, and Members. No Director, Officer, or Member shall be liable to the Company for any loss or damage suffered by the Company on account of any action taken or omitted to be taken by the Person serving as a Director, Officer, or Member, that the Person in good faith believed to be in or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, that the Person had no reasonable cause to believe was unlawful. In addition, no Director, Officer, or Member shall be liable to the Company for any loss or damage suffered by the Company on account of any action taken or omitted to be taken in reliance upon advice of counsel for the Company or upon statements made or information furnished by Officers or employees of the Company that the Director, Officer, or Member had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which the Director, Officer, or Member may be entitled as a matter of law.

     (b) Successful Defense. The Company shall indemnify a Person serving as a Director, Officer, or Member to the extent the Person has been successful on the merits or otherwise in the defense of a claim, action, dispute, or issue such that the Person has no liability for all Expenses incurred in connection with the claim, action, dispute, or issue, if the Person was a party due to the Person's role as a Director, Officer, or Member. Indemnification under this subsection
          (b) shall be made within 10 days of receipt by the Company of a written demand for indemnification.

     (c) Other Cases. In cases not included under subsection (b), above, the Company shall indemnify the Director, Officer, or Member against Liability and Expenses incurred by the Person in connection with a claim, action, dispute, or issue, if the Person was a party due to the Person's role as a Director, Officer, or Member, unless it shall have been concluded that the Person breached or failed to perform a duty owed to the Company (using the procedure set out in Section 6.8(d), below), which breach or failure constitutes:

          (i) A willful failure to deal fairly with the Company in connection with a matter in which the person has a material conflict of interest;

          (ii)  A violation of criminal  law,  unless the Person had  reasonable
                cause  to  believe  the  Person's   conduct  was  lawful  or  no
                reasonable cause to believe the conduct was unlawful;

          (iii) A transaction from which the Person derived an improper personal profit; or

          (iv)  Willful misconduct.

          Indemnification required under this subsection (c) shall be made upon the last to occur of (i) 30 days from the Company's receipt of a written demand for indemnification or (ii) the determination set forth in Section 6.8(d), below.

     (d) Means of Determining Whether Indemnification Is Prohibited. Unless otherwise provided by a written agreement between the Director, Officer, or Member seeking indemnification and the Company, the denial of indemnification under Section 6.8(c), above, shall be determined by the Board of Directors. Any Director seeking indemnification shall not be entitled to vote on this matter unless all Directors are seeking indemnification, in which event the Members shall decide the right to indemnification by Unanimous Consent. If the Board of Directors or Members determines that a Director, Officer, or Member seeking indemnification under Section 6.8(c), above, is not entitled to indemnification, and the Director, Officer, or Member does not agree with the determination, the matter shall be determined by arbitration pursuant to Section 11.7, below.

     (e) Effect of Termination of Proceeding. The termination of a claim, action, dispute, or issue by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea creates a presumption that indemnification of the Director, Officer, or Member is not required under this Section 6.8.

     (f) Request for Indemnification and Assignment of Claims Required. To seek indemnification, the Director, Officer, or Member shall make a written request to the Company. As a precondition to any right to receive indemnification, the writing shall contain a declaration that the Company shall have the right to exercise all rights and remedies available to the Director, Officer, or Member against any other Person, arising out of, or related to, the claim, action, dispute, or issue that resulted in the Liability and Expenses for which the Director, Officer, or Member seeks indemnification, and that the Director, Officer, or Member is deemed to have assigned to the Company all such rights and remedies.

     (g) Allowance of Expenses as Incurred. Upon written request by the Director, Officer, or Member, the Company shall pay or reimburse the Person's reasonable expenses incurred as a party to a claim, action, dispute, or issue if the Person provides the Company with all of the following:

          (i) A written affirmation of the Person's good faith belief that the Person has not breached or failed to perform the Person's duties to the Company; and

          (ii) A written undertaking, executed personally or on the Person's behalf, to repay the allowance without interest to the extent that it is ultimately determined in accordance with Section 6.8(d), above, that indemnification under this Section 6.8 is prohibited.

          The undertaking under this subsection (g) shall be accepted without reference to the Person's ability to repay the allowance. The undertaking shall be unsecured.

     (h) Insurance. The Company shall purchase and maintain customary directors' and officers' insurance on behalf of any Person who is a Director, Officer, or Member against any Liability asserted against or incurred by the Person in any such capacity or arising out of the Person's status as such, regardless of whether the Company is required or authorized to indemnify or allow Expenses to the Person under this
          Section 6.8, provided further that such insurance shall provide coverage in excess of $1,000,000.

     (i) Severability. If this Section 6.8 or any portion of this Section 6.8 is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify the Director, Officer, or Member as to Liabilities and Expenses, paid in settlement with respect to any claim, action, dispute, or issue to the full extent permitted by any applicable portion of this Section 6.8 that is not invalidated or by applicable law.

     (j)  Continuation of Indemnification.  The indemnification provided by this
          Section 6.8 shall be the exclusive indemnification available from the Company to its Directors, Officers, and Members, and shall continue as to a Person who has ceased to be a Director, Officer, or Member, and shall inure to the benefit of the heirs, successors, executors, and administrators of any such Person.

Section 6.9. Funding Operations. To the extent not limited or precluded by applicable law or regulation, QCBT agrees that from time to time it shall provide funding for operations of the Company at QCBT's discretion and subject to QCBT's lending policies in effect from time to time at a rate equal to the Federal Home Loan Bank Rate for a comparable duration as posted by the Federal Home Loan Bank of Chicago on the last day of the month.


                                   ARTICLE VII
                                Transfer of Units

Section 7.1. General Restrictions on Transfers. Except in accordance with the terms of this Agreement and subject to Article VIII of this Agreement, Engelbrecht may not Transfer all or any portion of his Units without the consent of the Board of Directors. Notwithstanding anything contained herein, QCBT may transfer Units to an Affiliate without the approval or consent of any other Member (a "QCBT Affiliate Transfer"), provided, however, that QCBT adheres to
Article VIII. In the event of a QCBT Affiliate Transfer, QCBT's Affiliate shall become a party to this Agreement. Any Transfer, attempted Transfer, or purported Transfer in violation of this Agreement's terms and conditions shall be null and void.

Section 7.2. Third-Party Transfers.

     (a) Notice of Transfer. Except in the case of an Involuntary Transfer subject to Section 7.3, below or a Disposition (as defined in Section 7.6, below), a Transferor must send a Notice of Transfer to the Company, and the applicable provisions of this Section 7.2 must be complied with, before a Transfer will be effective. The Notice of Transfer shall contain (i) the Units proposed to be Transferred, (ii) the identity of the Transferee, (iii) the terms upon which the Transfer is proposed to be made, and (iv) the date of the proposed Transfer. The secretary shall deliver a copy of each Notice of Transfer to each Member promptly upon receipt of the notice.

     (b) Option to Purchase. A Transferor may not Transfer the Transferor's Units pursuant to Section 7.2(c), below, without first offering to sell the Units to the Company and the other Members. The Company shall have 30 days from the date of receipt of the Notice of Transfer to exercise the option to purchase contained in this Section 7.2(b) by providing written notice of the exercise of the option to the Transferor. If the option is exercised, the Transferor shall be obligated to sell, and the Company shall be obligated to purchase, all or a portion of the Transferor's Units upon the same terms, conditions, and price as offered by the Transferee and described in the Notice of Transfer. In the event the Company does not exercise its option to purchase all of the Units being offered, the president shall call a meeting of all of the Members (other than the Transferor). The meeting shall be held at the Company's regular office, or such other location as determined by the eligible Members, not less than 15 days nor more than 30 days after the expiration of the offer to the Company. The president shall make successive offers of the Units not accepted by the Company to those Persons present or legally represented at the meeting, including the president, in accordance with the following procedures. The successive offers shall continue until either all of the Units so offered are accepted or it is determined by successive offerings that all of the Units so offered will not be accepted. If the offer of sale is not accepted by the Company and the other Members with respect to all of the Units offered for sale, then none of the acceptances shall be effective, and the Transferor may Transfer the Units pursuant to Section 7.2(c), below. If the Company or other Members accept the offer of sale, such Sale must be completed within one hundred and twenty (120) days of acceptance. At the meeting, the president shall offer the Units to the Persons who are present or are legally represented at the meeting, including the president, in the following manner:

          (i) The president shall offer to each Member present or legally represented at the meeting, and each may accept, only that proportion of the Units being offered by the president as corresponds to that Member's share of the Units held by all of the Members present or legally represented at the meeting; and

          (ii) If all the Units offered for sale are not accepted in accordance with the procedures set forth in clause (i), above, the president shall thereafter make successive offerings to the Members present or legally represented at the meeting who did not previously refuse to accept all of the Units offered to them at the meeting. During each offering, the president shall offer to each such Member only that proportion of the Units not previously accepted as corresponds to that Member's share of the Units held by all of the Members to whom the successive offerings are being made.

     (c) Transfer to Third Party. If the Company or the Members have not elected to purchase the Units pursuant to section 7.2(b), above, the Transferor may Transfer all (but not less than all) of the Transferor's Units pursuant to this Section 7.2(c), at which time the Transfer will be effective and the Transferee will become a Member.

          (i) The Transferor may Transfer all (but not less than all) of the Units identified in the Notice of Transfer to the third party designated in the Notice of Transfer at the same price and on the same terms of payment specified in the Notice of Transfer, provided that the Transfer is made within 120 days after the date of the Notice of Transfer.

          (ii) The Transferee must, as part of the closing of the Transfer, sign a counterpart to this Agreement agreeing for the benefit of the other Members to be bound by this Agreement to the same extent as if the Transferee had been an original party to this Agreement and the Transferee shall be subject to the same transfer restrictions contained in this Article VII that are applicable to the Transferor.

          (iii) The Transferee must, as part of the closing of the Transfer, take all actions and execute all instruments required by the Company in order for the Transfer to comply with any applicable federal or state laws and regulations relating to the Transfer of a Unit or with this Agreement.

          If the Units proposed to be Transferred pursuant to the Notice of Transfer are not Transferred within the applicable periods and in accordance with the foregoing provisions of this Section 7.2(c), the Units shall again be subject to the restrictions of this Article VII.

Section 7.3. Involuntary Transfer. An Involuntary Transfer to a Person other than the Company or another Member will be effective only after the applicable provisions of this Section 7.3 have been complied with. The creditor, receiver, trust or trustee, estate, beneficiary, or other Person to whom Units are Transferred by Involuntary Transfer (the "Involuntary Transferee") will have only the rights provided in this Section 7.3. "Involuntary Transfer" means any Transfer of Units by operation of law or in any proceeding, including a Transfer resulting from the dissociation of a Member, by or in which a Member would, but for the provisions of this Section 7.3, be involuntarily deprived of any interest in or to the Member's Units, including, without limitation, (a) a Transfer on death or bankruptcy, (b) any foreclosure of a security interest in the Units, (c) any seizure under levy of attachment or execution, or (d) any Transfer to a state or to a public office or agency pursuant to any statute pertaining to escheat, abandoned property, or forfeiture.

     (a) Notice to Company. The Transferor and the Involuntary Transferee shall each immediately deliver a written notice to the Company describing the event giving rise to the Involuntary Transfer; the date on which the event occurred; the reason or reasons for the Involuntary
          Transfer;   the  name,  address,   and  capacity  of  the  Involuntary
          Transferee;   and  the  Units   involved  (a  "Notice  of  Involuntary
          Transfer").

     (b) Effect of Involuntary Transfer. Upon the receipt of the Notice of Involuntary Transfer, the Involuntary Transferee shall have the rights of an assignee of the Transferor's Units as set out in section 183.0704(1)(b) of the WLLCL. Unless and until the Involuntary Transferee is admitted as a member by the Board of Directors, the Units held by the Involuntary Transferee shall have no voting rights such that the determination of Majority Consent shall be made by excluding the Units held by the Involuntary Transferee for all purposes.

Section 7.4. Marital or Community Property and Divorce.

     (a) Marital or Community Property Rights. For purposes of this Agreement, any reference to Units shall include all interests in the Units now or hereafter acquired by the spouse of a Member or the spouse of a Transferee as a result of (1) community or marital property laws including community or marital property, deferred marital property, or augmented marital property, or (2) a property division or other award or Transfer upon dissolution of marriage. The creation of an interest in Units by operation of any applicable community or marital property law shall not be deemed a Transfer so long as the Units in which an interest is created continue to satisfy the following two conditions:

          (i)   The  Units  are   registered  in  the  name  of  the  Member  or
                Transferee; and

          (ii)  The Units are controlled by the Member or Transferee.

     (b) Involuntary Transfer. If the conditions set forth in either Section 7.4(a)(i) or Section 7.4(a)(ii), above, cease to be satisfied for any reason (including without limitation the death of the spouse of a Member or the spouse of a Transferee or the dissolution of the marriage), the resulting Transfer shall be considered an Involuntary Transfer subject to the provisions of Section 7.3, above.

     (c) Member to Vote. Each Member shall vote with respect to all matters that come before the Members until the Transfer, if any, of the Units to the Member's spouse pursuant to Section 7.4(b), above. By signing a spousal consent and acknowledgment, if a spouse is married to a Member at the time that Member becomes a Member, or by becoming the spouse of a Member, the spouse, without further act or deed, grants to the Member an irrevocable and absolute proxy and power of attorney (the proxy and power being coupled with an interest) to (i) take such actions on the spouse's behalf without any further deed than the taking of the action by the Member with respect to the Units otherwise held by the Member, and (ii) sign any document evidencing the action for or on behalf of the spouse relating to the Units.

Section 7.5. Redemption of Units Held by Engelbrecht. Upon the earlier to occur of (i) the termination of Engelbrecht's employment with the Company for any reason or; (ii) the seventh (7th) anniversary of the date hereof, either Engelbrecht or the Company can issue a notice (a "Put/Call Notice") to redeem Engelbrecht's Units in the Company. Upon the delivery of a Put/Call Notice, the Company shall have the obligation to redeem and Engelbrecht shall have the obligation to sell, all, but not less than all, of Engelbrecht's Units.

     (a) Termination - For Cause by the Company or Voluntarily by Engelbrecht. The purchase price for Engelbrecht's Units for termination by the Company for Cause or by Engelbrecht voluntarily shall be an amount equal to a percentage of the Book Value (as determined in accordance with Exhibit B) subject to adjustments as set forth in Section 7.5(c) and in accordance with the table below:

              Date of Termination                                         Percentage of Book Value
---------------------------------------------------------------------------------------------------------------------
Prior to first anniversary of the date hereof                25% of the Book Value thereof

On or after first anniversary but prior to second            25% of the Book Value thereof
anniversary of the date hereof

On or after second anniversary but prior to third            50% of the Book Value thereof
anniversary of the date hereof

On or after third anniversary but prior to fourth            50% of the Book Value thereof
anniversary of the date hereof

On or after fourth anniversary but prior to fifth            75% the Book Value thereof
anniversary of the date hereof

On or after fifth anniversary but prior to sixth             75% of the Book Value thereof
anniversary of the date hereof

On or after sixth anniversary but prior to seventh           75% of the Book Value thereof
anniversary of the date hereof

After seventh anniversary of the date hereof, if             100% of the Book Value thereof
terminated for Cause

After seventh anniversary of the date hereof, if             200% of the Book Value thereof (subject to reduction as
Engelbrecht leaves voluntarily                               detailed in Section 7.5(c)(iii) below).

     (b) Termination - Without Cause by the Company or by Death or Disability. The purchase price for Engelbrecht's Units for termination by the Company without Cause or by reason of death or Disability shall be an amount equal to a percentage of Book Value (as determined in accordance with Exhibit B) subject to adjustment as set forth in
          Section 7.5(c) and in accordance with the Table below:

                                       13


                Date of Termination                             Percentage of Book Value
-------------------------------------------------------------------------------------------
Prior to fifth anniversary of the date hereof                150% of the Book Value thereof

On or after the fifth anniversary, but prior to sixth        160% of the Book Value thereof
anniversary of the date hereof

On or after sixth anniversary, but prior to seventh          180% of the Book Value thereof
anniversary of the date hereof

On or after seventh anniversary of the date hereof           200% of the Book Value thereof.

     (c)  Other Redemption Matters.

          (i)   Payment for Engelbrecht's ownership interest as required by this
                Section 7.5 shall be in cash at the closing thereof, which shall take place within thirty (30) days from termination.

          (ii) If QCR Holdings, Inc. ("QCR") or QCBT has undergone a Change of Control within the two (2) years preceding Engelbrecht's termination by the Company without Cause, the purchase price shall not be less than 200% of the Book Value thereof.

          (iii) The Book Value percentage for a voluntary termination by Engelbrecht after the 7th year anniversary of the closing (200%) shall be reduced each year that the Company fails to meet the Projections. The reduction would equal the percentage by which the Company missed the Projections, capped at 10% per year, and further capped at a total reduction of 50% for all 7 years. For example, if the Company missed the Projections by more than 10% in 5 separate years, the Book Value percentage would be adjusted from 200% to 150%. As further example, if the Company missed the Projection by 5% in three separate years, the Book Value percentage would be adjusted from 200% to 185%.

          (iv) In the event the Company, for whatever reason, fails to redeem Engelbrecht's Units as provided in this Section 7.5, QCBT agrees to purchase the Units pursuant to the terms in this Section 7.5.

          (v) If Engelbrecht would be due an Equalizing Distribution in the event an Equalizing Distribution would be required to be paid pursuant to Section 4.1(c) before a distribution could be made pursuant to Section 4.1(d), then the full amount of such Equalizing Distribution (together with accrued interest) shall be paid to Engelbrecht at closing in addition to the purchase price calculated above.

          (vi) If any Adjustment Transaction, any agreement requiring an Adjustment Transaction which is enforceable by a third party or an option or similar right to require an Adjustment Transaction occurs, is entered into or is granted at any time within thirty-six (36) months following the closing of a redemption pursuant to Section 7.5(b) (the "Original Sale"), then (A) the Company shall give Engelbrecht or his estate prompt written notice stating in reasonable detail the particulars thereof; (B) the purchase price per Unit for the equity interest which was purchased in the Original Sale shall be increased by the excess, if any, of the Adjusted Price over such price; and (C) such increase in the purchase price shall be paid by the Company to Engelbrecht or his estate. Any adjustment pursuant to this
                Section 7.5(c)(vi) shall be paid immediately after the Adjustment Transaction as to which such adjustment relates by the Company to Engelbrecht.

Section 7.6. Right of Co-Sale. Notwithstanding the foregoing to the contrary, in the event that holders of more than fifty percent (50%) of the Units (the "Selling Members") seeks to Transfer, in one or a series of related transactions, a majority of the outstanding Units of the Company to Unrelated Purchaser(s) (a "Disposition"):

     (a) Each other Member (the "Minority Unitholders") is hereby given the right and option, to be exercised in a writing delivered to the Selling Members within ten (10) business days after receiving written notice of such Transfer from the Selling Members (which notice shall contain the amount and class of Units proposed to be Transferred, the identity of the Transferee, the terms on which the Transfer is proposed to be made, and the date of the proposed Transfer), to Transfer to the Unrelated Purchaser(s), on the same terms and conditions as applicable to the Selling Members, such portion of their Units as the portion of the Units being Transferred by the Selling Members bears to the entire number of Units owned prior thereto by the Selling Members (a "Proportionate Share"). The price per Unit at which the Minority Unitholders may participate shall take into account differences in Capital Accounts attributable to the Units and shall be determined as follows: (a) the value of the Company shall be calculated by determining the Company value necessary to provide the Selling Member an amount equal to the amount paid for the Transferred Units in the Disposition if the Company were liquidated in accordance with Article IX; and (b) each Unit shall be valued at the amount the holder of such Unit would receive attributable to such Unit if the Company was sold for the amount calculated in clause (a) and the Company was liquidated in accordance with Article IX. Notwithstanding anything contained in this Section 7.6 to the contrary, in no event shall Engelbrecht's Proportionate Share be less than what he would otherwise receive pursuant to a Put/Call Notice delivered pursuant to
          Section 7.5, above, appropriately prorated in the event less than all of Engelbrecht's Units are Transferred pursuant to this Section 7.6.

     (b) In the event any Member declines to exercise his, her or its rights as provided in Section 7.6(a), above, the Selling Members are hereby given the right and option, to be exercised by written notice to such declining Member(s) within five (5) business days after the expiration of the option set forth in Section 7.6(a), above, to require the declining Member(s) to Transfer to the Unrelated Purchaser(s), on the same terms and conditions as applicable to the Selling Members, a Proportionate Share at the purchase price determined using the method set forth in Section 7.6(a), above.

A failure by the Unrelated Purchaser(s) to consummate such Transfer of the Units of each of the other Members simultaneously with the sale by the Selling Members on the terms and conditions required pursuant to the foregoing, above, shall prohibit the Selling Members from Transferring any Units to such Unrelated Purchaser(s).

Section 7.7. Sale of Assets. In the event that the Company decides to sell, transfer or otherwise dispose of greater than 1/3rd of all of the assets of the Company or its subsidiaries, whether in one or a series of related transactions, the Company must send a notice to Engelbrecht detailing the proposed transfer and the terms upon which the transfer is proposed to be made. Engelbrecht shall have thirty (30) days from the date of receipt of the notice from the Company to exercise the option to purchase such assets in accordance with the proposed sale or transfer. If Engelbrecht elects to exercise its right of first refusal, such acquisition shall be completed within one hundred and twenty (120) days of his acceptance.

Section 7.8. Specific Performance. The parties declare that it may be impossible to measure in money the damages that will accrue to any party by reason of a failure to perform any of the obligations under this Article VII, and the parties agree that this Article VII shall be specifically enforced. Therefore, if any Member or Transferee institutes any action or proceeding to enforce the provisions of this Article VII, any Person, including the Company, against whom the action or proceeding is brought waives the claim or defense that the party has or may have an adequate remedy at law. The Person shall not urge in any such action or proceeding the claim or defense that a remedy at law exists, and the Person shall consent to the remedy of specific performance of this Agreement.


                                  ARTICLE VIII
                       Absolute Restrictions on Transfers

No Transfer of any Units may be made if, in the opinion of the Company's legal counsel, the transfer or assignment will violate any applicable federal or state securities laws. Before making any Transfer of any Units, the Transferor must notify the Company in writing, and the president shall, if the president believes there is a material risk of violating this Article VIII, obtain an opinion from the Company's legal counsel confirming whether the proposed Transfer will cause such a violation of securities laws. Legal fees shall be the Transferor's responsibility.

                                   ARTICLE IX
                   Dissociation, Dissolution, and Liquidation

Section 9.1. Effect of  Dissociation.  The  dissociation of a Member pursuant to section 183.0802 of the WLLCL will not entitle a Member to a distribution in redemption of the member's Units. An event of dissociation under section
183.0802(1)(d)-(k) of the WLLCL will be treated as an Involuntary Transfer pursuant to Section 7.3 of this Agreement.

Section 9.2. Events Causing Dissolution. The Company shall be dissolved upon (a) the approval of the dissolution by the Members by Unanimous Consent, or (b) the entry of a decree of judicial dissolution pursuant to section 183.0902 of the WLLCL. The Company shall not be dissolved upon the occurrence of any other event, including the dissociation of a Member under the WLLCL.

Section 9.3. Filing and Notice. Upon dissolution of the Company under Section 9.2, above, the president or the Liquidating Trustee (as set forth in Section 9.5(a), below) shall promptly, upon appointment, execute and file on the Company's behalf Articles of Dissolution as provided in section 183.0906 of the WLLCL. The president or the Liquidating Trustee shall also notify the Company's known claimants as provided in section 183.0907 of the WLLCL and publish a notice of the Company's dissolution as provided in section 183.0908 of the WLLCL, except as otherwise determined by the Board of Directors.

Section 9.4. Termination. Dissolution of the Company shall be effective on the date on which the event under Section 9.2, above, occurs, but the Company shall not terminate until Articles of Dissolution have been duly filed under the WLLCL, the Company's affairs have been wound up, and the Company's assets have been distributed as provided in Section 9.5, below. Notwithstanding the dissolution of the Company, prior to the liquidation and termination of the Company, the business of the Company and the affairs of its Members, as such, shall continue to be governed by this Agreement.

Section 9.5. Distribution of Assets Upon Termination.

     (a) Upon the dissolution of the Company pursuant to Section 9.2, above, the president (or if there is no president or the president refuses to serve, a person approved by the Board of Directors as the liquidating trustee of the Company (the "Liquidating Trustee")) shall proceed diligently to wind up the Company's affairs and distribute its assets in accordance with the provisions of Section 9.5(d), below.

     (b) All salable assets of the Company may be sold in connection with any dissolution at public or private sale or at such price and upon such terms as the president or the Liquidating Trustee, as the case may be, may deem advisable. A Member or any entity in which a Member is in any way interested may purchase assets at the sale. The president or the Liquidating Trustee, as the case may be, in that Person's sole and absolute discretion, may in accordance with Section 9.5(d), below, distribute the Company's assets in kind based on their fair market value.

     (c) The Company's Profits and Losses shall be determined as of the end of the period of winding up in accordance with the provisions of this Agreement and shall be credited or charged to the Members' respective Capital Accounts.

     (d) Upon the dissolution and winding up of the Company, the Company's assets shall be distributed in the following order of priority to the extent available:

          (i) First, to creditors of the Company in satisfaction of any debts and liabilities of the Company, whether by payment or by the establishment of any reserve that the president or the Liquidating Trustee deems, in that Person's sole discretion, necessary (with the balance remaining in any such reserve, after the expiration of such period of time as the president or the Liquidating Trustee, as the case may be, deems advisable, and after payment of any such liabilities and obligations, to be distributed in the manner set forth in this Section 9.5(d)); and

          (ii)  Second, to the Members, in accordance with Section 4.2, above.

All distributions pursuant to this Section 9.5(d) shall be made no later than the latter of (i) the end of the Fiscal Year during which the liquidation of the Company occurs or (ii) 90 days after the date of that liquidation.

Section 9.6. Limitation on Liability. Each Member shall look solely to the Company's assets for all distributions from the Company and the return of the Member's Capital Contribution to the Company and shall have no recourse (upon dissolution or otherwise) against any Director, Officer, or Member, or any of their respective affiliates.

                                    ARTICLE X
                                Books and Records

Section 10.1. Books and Records. The Company's books and records shall be maintained at the Company's principal office or at any other place designated by the Board of Directors and shall be available for inspection and copying by any Member or any Member's duly authorized representative(s), at the Member's own expense, during normal business hours.

Section 10.2. Company Funds. The Company's funds may be deposited in such banking institutions as the Board of Directors determines, and withdrawals shall be made only in the regular course of the Company's business on such signature or signatures as the Board of Directors determines. All deposits and other funds not needed in the operation of the business may be invested in certificates of deposit, short-term money market instruments, money market funds, government securities, or similar investments as the Board of Directors determines.

Section 10.3. Availability of Information. The Company shall keep at its principal office and place of business, and each Member shall have the right to inspect and copy, all of the following: (a) a current list of the full name and last-known business address of each Member or former Member set forth in alphabetical order, the date on which each Member or former Member became a Member, and, if applicable, the date on which any former Member ceased to be a Member; (b) a copy of the Articles of Organization and all amendments to the Articles; (c) copies of the Company's federal, state, and local income tax returns and financial statements, if any, for its four most recent years; and
(d) copies of this Agreement and any effective written amendments to this Agreement.

Section 10.4. Tax Returns. The Board of Directors shall cause to be prepared and shall file (after review and approval of the Members in their reasonable judgment) on or before the due date (or any extension of the due date) any federal, state, or local tax returns required to be filed by the Company. The
Board of Directors shall cause the Company to pay any taxes payable by the Company out of Company funds. The Board of Directors shall appoint an officer to serve as the Company's "tax matters partner" as defined for purposes of the Code.

Section 10.5. Reports. Within 75 days after the end of each Fiscal Year, the Board of Directors shall send to each Person who was a Member at any time during the Fiscal Year then ended (a) a balance sheet as of the end of the Fiscal Year,
(b) statements of income, Members' equity, changes in financial position, and a cash flow statement for the Fiscal Year then ended, and (c) such tax information as is necessary or appropriate for the preparation by the Members of their individual federal and state income tax returns.


                                   ARTICLE XI
                                  Miscellaneous

Section 11.1. Amendments to Agreement. No amendment or modification of this Agreement shall be valid unless made in writing and approved by Unanimous Consent.

Section 11.2. Engelbrecht Guarantee. The parties agree that Engelbrecht shall guarantee twenty percent (20%) of any loan made to the Company by QCBT or its Affiliates pursuant to a guarantee in the form attached to this Agreement as Exhibit D.

Section 11.3. Appointment of President as Attorney-in-Fact. The Members appoint the president as their true and lawful attorney-in-fact with full authority in their name to execute, deliver, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to all certificates and other instruments (including counterparts of this Agreement), and any amendment of this Agreement, that the president deems appropriate to qualify or continue the Company as a limited liability company in the jurisdictions in which the Company conducts business or in which such qualification or continuation is, in the president's opinion, necessary to protect the Members' limited liability.

Section 11.4. Integration. This Agreement supersedes all prior oral or written agreements or understandings between the parties to this Agreement regarding the subject matter of this Agreement.

Section 11.5. Binding Provisions. The agreements and covenants contained in this Agreement inure solely to the benefit of the parties to this Agreement. The agreements and covenants contained in this Agreement shall be binding on the heirs, executors, administrators, personal representatives, successors, and assigns of the respective parties to this Agreement.

Section 11.6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Wisconsin, without giving effect to the principles of conflicts of laws.

Section 11.7. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions of this Agreement are determined to be invalid or contrary to any existing or future law, the invalidity shall not affect or impair the operation of those portions of this Agreement that are valid.

Section 11.8. Notice. Any notice required or permitted to be given pursuant to this Agreement shall be valid only if in writing and shall be deemed to have been duly given (a) when personally delivered, (b) when transmitted by fax if confirmation of receipt is printed out on the sending fax machine, or (c) three days after being mailed by certified mail, postage prepaid, addressed to the Person receiving notice at the address contained in the Company's records, unless that Person otherwise notifies the Company in accordance with this
Section 11.7 of a change of address.

Section 11.9. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute the same agreement.


                      [Remainder left intentionally blank]\

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

QUAD CITY BANK AND TRUST COMPANY

By: /s/ Douglas M. Hultquist             Address:  3551 7th Street, Suite 100
    ------------------------------                 Moline, IL  61265
    Douglas M. Hultquist, Chairman



    /s/ John Englebrecht                 Address:  17500 Mariner Court
    ------------------------------                 Brookfield, WI  53045
    John Engelbrecht


                       Spousal Consent and Acknowledgment

I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to limit the transferability of and the voting rights attendant upon his Units of M2 Lease Funds LLC held by him on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such limitations shall be any interest I have in the Units (including without limitation any right or interest by operation of the Wisconsin Marital Property Law, chapter 766 of the Wisconsin Statutes, or by operation of any other law) and the interest of any of my heirs, legatees, or other transferees. I consent to and approve the provisions of the Agreement, and agree that the Units and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including without limitation Article VII. I further agree that I will take no action at any time to hinder the operation of the Agreement as to the Units or any interest that I or my transferees have in it.


Date:  August 26, 2005                      Spouse:  /s/ Janet Engelbrecht
                                                     ---------------------------
                                                     Janet Engelbrecht

                                    EXHIBIT A
                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below and any derivatives of the terms shall have correlative meanings:

Adjusted Price means the quotient of (a) the sum of (i) the Transaction Price multiplied by the number of Units outstanding on the date of the Adjustment Transaction plus (ii) the total consideration paid in the Original Sale divided by (b) the sum of (x) the number of Units sold in the Original Sale, plus (y) the number of Units outstanding on the date of the Adjustment Transaction (appropriately adjusted to reverse any sale or redemption of Units, capital contribution, split, dividend, recapitalization or similar event between the date of the Original Sale and the Adjustment Transaction).

Adjustment Transaction means (a) any purchase of more than 50% of the outstanding Units by any person who is not a Member or an Affiliate of a Member;
(b) any transaction or contract or series of transactions or contracts resulting in Units ordinarily representing the right to elect a majority of the Board of Directors of the Company being owned or controlled by any person other than a Member or an Affiliate of a Member or by a group of persons acting in concert any of whom are not a Member or an Affiliate of a Member; (c) any issuance or sale by the Company of securities or other rights or instruments having the right to require the issuance or sale of Units constituting more than 50% of the outstanding Units immediately following such issuance or sale of such Units; (d) any sale by the Company of all, or substantially all, of its assets; (e) any liquidation or dissolution of the Company; or (f) any transaction or combination of the transaction having substantially the same effect as any of the foregoing.

Agreement means this operating agreement of the Company.

Asset Value means as of the date of this Agreement, the fair market value of such asset pursuant to Schedule 2.2 of the Unit Purchase Agreement, and as of any date thereafter, with respect to any asset, the asset's adjusted basis for federal income tax purposes as of such date, except as follows:

(1) The initial Asset Value of any asset contributed by a Member to the Company after the date hereof shall be the gross fair market value of the asset, as reasonably determined by the Board of Directors;

(2) The Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board of Directors, as of the following times: (a) the acquisition of additional Units by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of the Company's property as consideration for Units if the Board of Directors reasonably determines that the adjustment is necessary or appropriate to reflect the relative economic interests of the Members; and (c) the liquidation of the Company within the meaning of section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

(3) The Asset Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution reasonably determined by the Board of Directors;

(4) The Asset Value of the Company's assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to section 734(b) or section 743(b) of the Code, but only to the extent required by section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Asset Values shall not be adjusted pursuant to this clause (4) to the extent the Board of Directors reasonably determines that an adjustment pursuant to clause (2), above, is necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this clause (4); and

(5) If the Asset Value of an asset has been determined or adjusted pursuant to clause (1), (2), or (4), above, the Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to that asset for purposes of computing Profits and Losses.

Board of Directors means the persons elected as directors of the Company pursuant to Section 6.2 of this Agreement.

Book Value shall have the meaning set forth in Exhibit B.

Book Value Statement shall have the meaning set forth in Exhibit B.

Capital Account shall have the meaning set forth in Section 3.1 of this Agreement.

Cash Available for Distribution means Cash Flow less Tax Distributions.

Cash Flow means cash funds provided from the operation of the Company's business, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements, and amounts set aside for the restoration or creation of reserves by the Board of Directors.

Cause means (a) the definition of "Cause" contained in Section 9(c) of that certain Employment Agreement between Engelbrecht and the Company, or (b) if no such agreement exists, it means any of the following: (1) The willful and continued failure of Engelbrecht to substantially perform his duties as the president or chief executive officer (other than as a result of physical or mental illness or injury) after the Board delivers to Engelbrecht a written demand for substantial performance that specifically identifies the manner in which the Board believes that Engelbrecht has willfully failed to substantially perform his duties and after Engelbrecht has failed to resume substantial performance of his duties on a continuous basis within ten (10) calendar days of receiving such demand; (2) Engelbrecht having been convicted of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all right of appeal) or such other crime or legal violation which disqualifies Engelbrecht from serving as an officer or director of Lease Funds or otherwise substantially impairs his ability to perform his duties or responsibilities; (3) A knowing, material violation by Engelbrecht of any applicable material law or regulation respecting the business of the Company that has had, or is reasonably expected to have, a material adverse effect upon the Company, any of the Company's members or QCBT; or (4) If Engelbrecht is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued by any regulatory authority with jurisdiction over the Company, any of the Company's members or QCBT.

Change of Control means the following:

(a) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of QCR or QCBT; or

(b) The individuals who, as of the date hereof, are members of the Board of Directors of QCR (the "QCR Board") cease for any reason to constitute a majority of the QCR Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the QCR Board, and such new director shall, for purposes of this Agreement, be considered as a member of the QCR Board; or

(c) Consummation by QCR or QCBT of (i) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities of QCR or QCBT outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of QCR or QCBT.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities of QCR or QCBT is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of QCR or QCBT in substantially the same proportion as their ownership of stock of QCR or QCBT immediately prior to such acquisition.

Code means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

Company means M2 Lease Funds LLC.

Depreciation means, for each Fiscal Period of the Company, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset of the Company for such Fiscal Period under the Code, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Period, Depreciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method consistent with the purpose and intent hereof.

Director means a member of the Board of Directors.

Disability means (a) if Engelbrecht is party to an employment, management or other similar agreement with the Company and such agreement includes a definition of "Disability," the definition contained therein, or (b) if no such agreement exists, it means the inability of Engelbrecht, due to a physical or mental impairment, to perform the essential functions of Engelbrecht's job with the Company for a period of more than six (6) consecutive months, with or without a reasonable accommodation. A determination of Disability shall be made by the Board of Directors in consultation with a physician satisfactory to the Company, and Engelbrecht shall cooperate with the efforts to make such determination. Any such determination by the Board of Directors shall be final, conclusive and binding upon all interested parties

Disposition has the meaning set forth in Section 7.6.

Engelbrecht shall have the meaning listed in the preamble.

Equalizing Distributions shall have the meaning set forth in Section 4.1(c).

Expenses means fees, costs, charges, disbursements, reasonable attorney fees, and any other reasonable expenses incurred in connection with a proceeding giving rise to a request for indemnification.

First Amended Agreement shall have the meaning listed in the preamble.

Fiscal Period means a portion of a Fiscal Year.

Fiscal Year means any 12-month period selected by the Company from time to time as its fiscal year, provided that in the year of the formation, sale, or liquidation of the Company, a Fiscal Year may be less than a 12-month period.

Involuntary Transfer and Involuntary Transferee shall have the meanings set forth in Section 7.3 of this Agreement.

Liability means the obligation to pay any judgment, settlement, penalty, assessment, forfeiture, or fine whatsoever, including any excise tax assessed with respect to an employee benefit plan.

Liquidating Trustee shall have the meaning set forth in Section 9.5(a).

Majority Consent means the consent, determined in accordance with Section 6.7 of this Agreement, of holders of more than 50% of the Units at the time of the consent, unless otherwise expressly provided in the Agreement; provided, however, that for purposes of consenting pursuant to Article VII of this Agreement, "Majority Consent" means the consent of the holders of a majority of the Units at the time of the consent, excluding the Units that are being transferred, and provided, further, that the Units of Involuntary Transferees who have not been admitted as Members to the Company shall be excluded for all purposes in determining Majority Consent.

Member means any Person listed in the preamble to this Agreement until such time as the Person is no longer a Member in accordance with this Agreement and any additional Person who is admitted as a Member to the Company in accordance with this Agreement.

Minority Unit shall have the meaning set forth in Section 7.6(a).

Notice of  Involuntary  Transfer  shall  have the  meaning  set forth in Section
7.3(a).

Notice of Transfer shall have the meaning set forth in Section 7.2(a) of this Agreement.

Officer means a Person appointed as an officer pursuant to Section 6.4 of this Agreement.

Original Agreement shall have the meaning set forth in the preamble of this Agreement.

Original Sale shall have the meaning set forth in Section 7.5(c)(vi).

Percentage Interest for purposes of Book Value as determined in accordance with Exhibit B shall mean twenty percent (20%), which percentage shall appropriately be adjusted in the event Engelbrecht Transfers any Units or new Members are admitted to the Company of whom approval of admission has been given by Engelbrecht (such approval shall be for purposes of calculating Book Value only and in no event shall be construed as affecting the rights of the parties hereto concerning the subject matter hereof).

Person means an individual,  a general  partnership,  a limited  partnership,  a
domestic  or  foreign  limited  liability   company,  a  trust,  an  estate,  an
association, a corporation, or any other legal or commercial entity.

Profits and Losses mean, for each Fiscal Period, an amount equal to the Company's taxable income and loss for the Fiscal Period, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income and loss), with the following adjustments:

(1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to the taxable income or loss;

(2) Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) expenditures described in section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from the taxable income or loss;

(3) In the event the Asset Value of any Company asset is adjusted pursuant to the definition of Asset Value, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits and Losses;

(4) Gain or loss resulting from any disposition of any property by the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the property's adjusted tax basis differs from its Asset Value;

(5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account Depreciation for the Fiscal Year or other period;

(6) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or section 743(b) of the Code is required pursuant to section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Units, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the asset's basis) or loss (if the adjustment decreases the asset's basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(7) Notwithstanding any other provisions of this definition, any items that are specially allocated pursuant to Sections 5.2 and 5.4 of this Agreement shall not be taken into account in computing Profits or Losses.

The amounts of the items of income, gain, loss, and deduction available to be specially allocated pursuant to Sections 5.2 and 5.4 of this Agreement shall be determined by applying rules analogous to those set forth in this definition as appropriate.

Projections means the projections for the Company attached as Exhibit A to the Employment Agreement between the Company and Engelbrecht.

Proportionate Share shall have the meaning set forth in Section 7.6(a).

Put/Call Notice shall have the meaning set forth in Section 7.5.

QCBT shall have the meaning listed in the preamble of this Agreement.

QCBT Affiliate Transfer shall have the meaning set forth in Section 7.1.

QCBT shall have the meaning set forth in Section 7.4(c)(ii).

SFSC shall have the meaning set forth in the preamble of this Agreement.

Selling Members shall have the meaning set forth in Section 7.6.

Tangible Equity Ratio means the ratio of all Company assets on the financial statements to the tangible equity.

Tax Distribution means the amount distributed to Members pursuant to Section 4.1(a) and (b) of this Agreement.

Tax Distribution Dates means, except as provided in Section 4.1(b) of this Agreement, January 15, April 15, June 15, and September 15 of each Fiscal Year commencing with September 15, 2005.

Tax Rate means the highest combined marginal income tax rate for federal and Wisconsin purposes for the Fiscal Period at issue applicable to corporations subject to tax under Subchapter C of the Code, assuming in determining the tax rate that state taxes are deductible for federal purposes. In determining the Tax Rate, a separate Tax Rate shall be determined for ordinary income, long-term capital gains and Section 1231 gains, respectively, if the Company has such types of income and if the tax rates for such types of income are different.

Transaction Price means (1) in a case of an Adjustment Transaction described in clauses (a), (b) or (e) of the definition of Adjustment Transaction, the highest price per unit (including the fair market value of any non-cash consideration) received in that Adjustment Transaction for Units; or (2) in the case of an Adjustment Transaction which is described in clause (c) of the definition of Adjustment Transaction, the sum (computed on a per unit basis) of the amount paid for such securities or any other rights or instruments plus the total additional consideration, if any, payable upon the issuance or sale of the Units issuable pursuant thereto; or (3) in the event of an Adjustment Transaction described in clause (d) of the definition of Adjustment Transaction, the book value of the Company (computed on a per unit basis) immediately after consummation of, and after giving effect to, such Adjustment Transaction; or (4) in the event of any Adjustment Transaction described in clause (f) of the definition of Adjustment Transaction, an equitable amount per unit determined in accordance with the foregoing principals.

Transfer means to sell, assign, give, bequeath, pledge, or otherwise encumber, divest, dispose of, or transfer ownership or control of all of, any part of, or any interest in a Unit to any Person, whether voluntarily or by operation of law, whether inter vivos or upon death.

Transferee means any Person who proposes to acquire any or all of a Transferor's Units, or a Person acquiring Units pursuant to the provisions of Article VII of this Agreement.

Transferor means any Person who proposes to transfer or acquire any or all of a then Member's Units pursuant to this Agreement.

Treasury Regulations or Regulations means the regulations adopted from time to time by the Department of the Treasury under the Code, and any references to "partners" or "partnership" in the Regulations shall refer, as appropriate, to Members and the Company, respectively.

Unanimous Consent means the consent of all Members of the Company.

Unit means an interest in the Company received in exchange for a capital contribution of $39,353.62 per Unit or, as regards the acquisition of Units at a later date, such other amount as is determined by the Board of Directors.

Unit Purchase Agreement shall have the meaning set forth in the preamble of this Agreement.

WLLCL means the Wisconsin Limited Liability Company Law.

                                    EXHIBIT B
                             BOOK VALUE CALCULATION

I. Book Value shall mean an amount equal to the net book value of assets minus liabilities of the Company as of the close of the month immediately preceding the date of a Put/Call Notice (the "Determination Date") multiplied by Engelbrecht's Percentage Interest, using the following valuation methods:

     1. Except as set forth below in this Exhibit B, Book Value shall be valued and computed in accordance with GAAP heretofor applied by the Company as of the date of this Agreement, and shall not be computed for tax purposes.

     2. Regardless of accounting standard changes, modifications to the Company's accounting policies, modification to the Company's lease agreements or other like changes, all leases by the Company shall constitute capital or financing leases, not operating leases, and as such be treated under the direct financing method of accounting.

     3. Liabilities and assets shall include year-end adjustments as of the Determination Date required by GAAP.

     4. Book Value shall include an adjustment for the amount by which amounts paid to Affiliates of the Members in any transaction(s) exceeds the fair market value of such transactions.

     5. The Book Value as of the date of this Agreement using the foregoing methods is $1,377,377.78, which reflects mark-up to Book Value in connection with QCBT's acquisition of 80% of the equity interest from Engelbrecht on the date of this Agreement.

     6. Book Value shall be reduced by the amount of any Equalizing Distribution (plus related interest) which must be paid pursuant to
          Section 4.1(c) before a distribution could be made pursuant to Section 4.1(d).

II. Closing. Unless there is a dispute regarding the Book Value calculation, the Closing shall take place within thirty (30) days of a Put/Call Notice. For purposes of determining the Book Value, within twenty (20) days following a Put/Call Notice, the Company shall prepare and deliver to Engelbrecht a statement of Book Value (a "Book Value Statement") prepared in accordance with this Exhibit B, accompanied by sufficient detail to determine the calculation of Book Value, and a report by Company's independent accountant reflecting the Book Value.

     Engelbrecht shall have ten (10) days after the receipt of the Book Value Statement to make a written objection to the calculation. The parties shall attempt in good faith to reach an agreement with respect to any matters in dispute.

     If the parties are unable to resolve the disagreements with respect to the determination of the Book Value within thirty (30) days following an objection by Engelbrecht, then the parties shall refer such differences to Ernst & Young or such other national accounting firm mutually agreed upon by the parties (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine in accordance with this Agreement and Exhibit B, and only with respect to the differences so submitted, the Book Value. The parties shall direct the CPA Firm to use its best efforts to render its determination within thirty (30) days after such submission. The CPA Firm's determination will be conclusive and binding upon the parties, shall not be subject to further review or approval and judgment therein may be entered in any circuit court or any court of competent jurisdiction. The fees and disbursements of the CPA Firm shall be paid by the non-prevailing party, as determined by the CPA Firm. The Company shall make readily available to the CPA Firm all relevant books and records and workpapers related to the Company's operations and all other items reasonably requested by the CPA Firm.

     The Closing shall take place with five (5) days of the CPA's determination.

                                    EXHIBIT C
                                 CAPITAL ACCOUNT


   Member                  Capital Contribution            Capital Account   Number of Units
---------------------------------------------------------------------------------------------
QCBT                 80% of the fair market value          $5,509,511.22          140
                     of the Company's assets
                     net of the Company's liabilities

John Engelbrecht     20% of the fair market value          $1,377,377.78           35
                     of the Company's assets
                     Net of the Company's liabilities


                                    EXHIBIT D


                                    GUARANTY

THIS GUARANTY is made and entered into as of the ____ day of August, 2005, by John Engelbrecht ("Guarantor") for the benefit of Quad City Bank and Trust Company, an Iowa corporation ("QCBT").

                              W I T N E S S E T H:

WHEREAS, Guarantor and QCBT entered into that certain Second Amended and Restated Operating Agreement of M2 Lease Funds LLC (the "Obligor") dated August __, 2005 (the "Operating Agreement");

WHEREAS, Section 11.2 of the Operating Agreement requires that Guarantor execute and deliver to QCBT a guaranty to secure up to twenty percent (20%) of any loan made to the Obligor by QCBT or its affiliates on terms and conditions mutually acceptable to Guarantor and QCBT;

WHEREAS, the Obligor has promised to pay QCBT the principal amount, plus interest, of any amounts lent by QCBT to Obligor (the "Indebtedness");

WHEREAS, Guarantor and QCBT have agreed that this Guaranty will require Guarantor to secure the bottom twenty percent (20%) of the Indebtedness as described in more detail below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby covenant and agree with QCBT as follows:

1.   Guaranty.

     Subject to the limitations, terms and conditions of Section 3, below, Guarantor hereby irrevocably guaranties the full and prompt payment and performance of all obligations of Indebtedness (individually, an "Obligation" and collectively, the "Obligations"). This is a Guaranty of collection and, accordingly, if Obligor shall default in the payment or performance of any of the Obligations when and as the same shall become due, whether at the stated dates thereof, by acceleration or otherwise, QCBT shall have the right to proceed against Guarantor only as provided in
     Section 3 below.

2.   Unconditional Guaranty.

     No act or thing need occur to establish the liability of Guarantor hereunder, and except as expressly provided in Section 3, below, no act or thing shall in any way exonerate such Guarantor hereunder or modify, reduce, limit or release such Guarantor's liability hereunder, including without limitation, the death or incompetence of such Guarantor.

3.   Limited Guaranty.

     Notwithstanding any contrary provision of this Guaranty, Guarantor shall not be obligated to make any payment hereunder until all attempts to collect from Obligor, with due diligence and using reasonable means, have failed to satisfy the Obligations in full. Such attempts shall include the exhaustion of all rights and remedies at law and in equity that QCBT may have against Obligor and the collateral, if any, securing the Note. Guarantor's liability hereunder shall be limited to the lesser of (i) the unpaid portion of the Obligations, after exhaustion of all rights and remedies against Obligor and collateral securing the Indebtedness as provided above, and (ii) 20% of the outstanding principal balance of the Indebtedness.

4.   Waiver.

     To the extent not prohibited by law, Guarantor expressly waives notice of the acceptance of this Guaranty, default under any Obligation, and presentment, demand, notice and protest. Subject to Section 3 above, this Guaranty shall be unconditional, absolute, and irrevocable, irrespective of
     (a) the existence of any security given to secure the Obligations, (b) impossibility or the illegality of performance on the part of Obligor under any documents governing or involving the Obligations, (c) the sale or other transfer of all or any portion of any collateral securing the Obligations,
     (d) any defense that may arise by reason of the incapacity or lack of authority of Obligor or Guarantor, or (e) any other circumstances, occurrences or conditions, which are similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor. Further, Guarantor agrees that QCBT may, at any time and from time to time, with or without consideration, (i) extend time for payment or performance or grant other forbearances to Obligor, and/or (ii) agree to the substitution, exchange or release of all or any part of any collateral securing the Obligations, without notice to, or further consent from, Guarantor. Any such action shall not in any way affect or diminish the liability of Guarantor under this Guaranty.

5.   No Warranties or Representations.

     Guarantor acknowledges and agrees that QCBT has not made any warranties or representations with respect to, does not assume any responsibility to Guarantor for, and does not have any duty to provide information to Guarantor regarding, the collectibility or enforceability of any of the Obligations. Guarantor has independently determined the collectibility and enforceability of the Obligations and until the Obligations are paid and performed in full, Guarantor will independently and without reliance on QCBT continue to make such determinations.

6.   Costs of Collection.

     Guarantor  agrees  to  pay  all  costs  and  expenses,   including  without
     limitation, all court costs and reasonable attorneys' fees and expenses, paid or incurred by QCBT in endeavoring to collect all or any part of the Obligations after the same become due and owing from, or in prosecuting any action against, Guarantor.

7.   Binding Effect.

     Guarantor agrees that this Guaranty shall be binding upon Guarantor and his heirs, legal and personal representatives and assigns, and shall inure to the benefit of and may be enforced by QCBT and its successors and assigns. Guarantor acknowledges QBCT's acceptance hereof and reliance hereon.

8.   Governing Law.

     THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, MILWAUKEE, WISCONSIN, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) LAWS AND DECISIONS OF THE STATE OF WISCONSIN, AND GUARANTOR AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN MILWAUKEE COUNTY, WISCONSIN, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR. GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF QCBT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF QCBT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

9.   Enforceability.

     If any term, covenant or condition of this Guaranty, or the application thereof to any person, entity or circumstance, shall, to any extent, be invalid or unenforceable, all other provisions of this Guaranty, or the application of such term, covenant or condition to persons or entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition herein shall be valid and enforced to the fullest extent permitted by law.

10.  Entire Agreement.

     This Guaranty is intended by Guarantor as a final expression of this Guaranty and is a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Guaranty. This Guaranty may not be supplemented or amended except in a writing signed by Guarantor.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty.

                                                          /s/ John Engelbrecht
                                                          ----------------------
                                                          John Engelbrecht

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